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                                                                       EXHIBIT P

                                PLEDGE AGREEMENT


                         THIS PLEDGE dated July 24, 1998

                                    BETWEEN:

                              J. R. SIMPLOT COMPANY

                                (the "Pledgor"),


                                     - and -


                       CANADIAN IMPERIAL BANK OF COMMERCE.

                       Acting through its New York Agency

                                  (the "Bank")


             WHEREAS the Pledgor has or may have Liabilities owing to the Bank;

             AND WHEREAS the Pledgor has agreed to enter into this Agreement in order to provide the Bank with security for the Liabilities;

             AND WHEREAS the Pledgor has agreed to pledge to the Bank as security for the Liabilities 7,600,000 shares of common stock of Micron Technology, Inc. ("Micron"), and the other collateral described in this Agreement, which shares of common stock may be transferred by the Bank pursuant to an effective registration statement filed by Micron pursuant to the Securities Act of 1933, as amended (the "Securities Act").

             AND WHEREAS the Bank is willing to compensate the Pledgor for the use of certain assets;

             NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Bank hereby agree as follows:





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1.          DEFINITIONS

            In this Agreement, capitalized terms not otherwise defined will have the meanings set forth in the Loan Agreement, and the following terms will have the meanings set out below, unless the context requires otherwise:

       (a) "BUSINESS DAY" means any day except Saturday, Sunday or any statutory holiday in New York, New York or Boise, Idaho;

       (b) "COLLATERAL" has the meaning specified in Section 2;

       (c) "EVENT OF DEFAULT" has the meaning given to it in the Loan Agreement;

       (d) "LIABILITIES" means all present and future indebtedness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Pledgor to the Bank under the Loan Agreement and the note issued pursuant thereto and this Agreement;

       (e) "LOAN AGREEMENT" means that certain Revolving Loan Agreement between the Parties dated contemporaneously herewith, as such Revolving Loan Agreement may be amended or restated from time to time;

       (f) "MARKET VALUE" means, when used in reference to the Selected Securities, the number of shares of the Selected Securities times the closing sale price per share of the Selected Securities as reported on the primary exchange on which such shares are listed on the Business Day prior to the date of determination and when used in reference to other Collateral, the market value thereof determined in a commercially reasonable matter by the Bank;

       (g) "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "PARTIES" means every Party;

       (h) "SELECTED SECURITIES" means 7,600,000 shares of common stock, $.10 par value (U.S.$) of Micron Technology, Inc. (New York Stock Exchange ticker symbol "MU") including any security entitlements thereto; and

       (i) "UCC" means the Uniform Commercial Code as in effect in the State of New York.

2.           SECURITY INTEREST

             As security for the prompt and complete payment when due of the Liabilities, the Pledgor hereby pledges, assigns, conveys, grants and transfers to the Bank a first and prior security interest in, and a general first lien upon, all of the Pledgor's right, title and interest in and to the Selected Securities and all securities entitlements in respect thereof, together with all proceeds thereof and substitutions therefor, all cash, dividends, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection



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therewith, and all other cash and noncash proceeds of the foregoing and in any other cash, securities or property delivered to the Bank or its agent pursuant to this Agreement (all of the foregoing, the "Collateral").

3.          RESPECTING COLLATERAL

       (a) Upon the execution hereof and thereafter from time to time as required, the Pledgor shall deliver to the Bank, or to any person nominated by the Bank as its agent for the purpose of holding the Collateral as security, certificates representing all shares included in the Collateral, duly endorsed for transfer in blank or, if directed by the Bank, to the Bank or the agent of the Bank, or to such person as the Bank may determine upon enforcement of the security hereby constituted or if such Collateral is a "security entitlement" (as defined in the UCC), the Pledgor shall cause such Collateral to be transferred, in accordance with instructions of the Bank, to a "securities intermediary" (as also defined in the UCC) of the Bank which shall credit such Collateral to a securities account of the Bank. The Bank is hereby authorized to transfer any Collateral to any securities account of the Bank and, with respect to any Collateral held in certificated form, to exchange certificates representing or evidencing any Collateral for certificates of smaller or larger denominations or to cause such securities to be registered in street name to be held in an account with The Depositary Trust Company whereupon such securities shall be held indirectly in the form of a security entitlement (as defined in the UCC).

       (b) Unless otherwise specified herein and without limiting the rights and obligations of the parties under Section 9, the Bank is hereby further authorized, notwithstanding Section 9-207 of the UCC, to:

            (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and/or

            (ii) register any Collateral in the name of the Bank, its agent or a nominee for either.

The Bank will be deemed to continue to hold all Collateral and, subject to
Section 4, to receive dividends, distributions and other money payments made thereon, regardless of whether the Bank has exercised any rights with respect to any Collateral pursuant to (i) or (ii) above.

4.          DIVIDENDS

            All cash dividends, distributions and other money payments in respect of the Collateral shall be paid to or at the direction of the Bank, and transferred by the Bank to the Pledgor, except that (i) to the extent that there are unpaid Liabilities that are then due and owing by the Pledgor to the Bank, the amounts necessary to satisfy such unpaid Liabilities will be retained by the Bank and applied to any unpaid Liabilities; and (ii) to the extent that following such transfer the Market Value of the Collateral would be less than the Collateral Maintenance Requirement, the amount necessary to cause the Market Value of the Collateral to equal or exceed the Collateral Maintenance Requirement shall be retained by the Bank as additional



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Collateral. Notwithstanding the foregoing, the Bank shall have no duty to collect any distributions on the Collateral or enforce or preserve any rights pertaining to the Collateral or in general to monitor the performance of any Collateral.

5.          VOTING

            Until the enforcement or release of the security constituted hereby in accordance with the terms hereof, all voting rights attaching to any Selected Securities included in the Collateral shall be exercised (i) during the period, if any, that the Selected Securities are registered in the name of the Pledgor, the Bank or any agent or nominee of the Bank, by the Bank, and (ii) during any period that the Selected Securities are registered in the name of any other person, by such other registered holder, or by such person or persons to whom such other registered holder shall have delivered a proxy (whether before or after the date hereof) to exercise such voting rights. The Pledgor shall deliver, or cause to be delivered, to the Bank such instruments of proxy or power of attorney as shall be necessary or appropriate to permit the Bank to exercise such voting rights. As used in this Section, "voting rights" includes the right to attend and vote at any meeting, or to execute a written consent in lieu thereof, and the right to assign a proxy, including the execution of appropriate instruments of proxy and/or powers of attorney and the right to exercise any option and any rights given to the holder of the Selected Securities. Upon enforcement of the security constituted hereby in accordance with the terms hereof, all voting rights attaching to the shares included in the Collateral shall be exercised by the registered holder thereof for the time being, or by such person or persons to whom such registered holder shall have delivered a proxy to exercise such voting rights.

6.          REGISTRATION AND DISCHARGE

       (a) The Pledgor covenants and agrees that it will, at the Bank's expense, upon thirty (30) days' prior written notice and in such manner and form as the Bank may reasonably require, execute and deliver to the Bank for filing and recordation any financing statement, specific assignment and take any other action that may be necessary or desirable in order to create, preserve, perfect or validate any security interests granted or to enable the Bank to exercise and enforce its rights under this Agreement with respect to any of the Collateral.

       (b) The Pledgor will not change its name or change the location of its principal place of business unless it has provided the Bank with thirty (30) days' prior written notice of such change.

       (c) The Bank agrees to release the security interest created by this Agreement at its expense forthwith after all the Liabilities have been satisfied in full and the Loan Agreement shall have terminated and to return to the Pledgor the Collateral which, in the case of the Selected Securities, may be in the form of certificated securities or securities that have not been registered under the Securities Act; provided that, immediately prior to such return, all such securities that have not been registered under the Securities Act satisfy the holding period requirements of Rule 144(d) of the Securities and Exchange Commission.




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7.          APPLICATION OF PROCEEDS

            Any income or dividends or other proceeds realized by the Bank on or in respect of the Collateral in connection with the exercise of any rights or remedies of the Bank shall be applied in the following order:

            (i) to the payment of the expenses of realization and enforcement;

            (ii) to the satisfaction of Liabilities (other than such Liabilities satisfied in clause (i) above), in the order determined by the Bank in its sole discretion; and

            (iii) the balance, if any, shall be returned to the Pledgor.

8.          ENFORCEMENT

       (a) The Bank shall be entitled to enforce the security interest granted herein upon the occurrence of an Event of Default.

       (b) In connection with the enforcement of the security interest granted herein constituted hereby, the Bank may:

            (i) subject to the limitations of this Agreement and the Loan Agreement, exercise all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the Collateral) and all other applicable law;

            (ii) subject to applicable law, complete the blanks in any transfer in blank or power of attorney in respect of any shares included in the Collateral with such names and in such manner as the Bank may determine, and the Bank may seal and deliver the same after such blanks have been filled in;

            (iii) subject to applicable law, realize upon the Collateral, or any of it, by directing the relevant corporation to register the shares included in the Collateral in the name of the Bank (or its agent as aforesaid) to enable it to enforce the security hereof;

            (iv) subject to applicable law, exercise all rights of ownership of and all other rights attaching to the Collateral, or any of it, as if the Bank were the absolute owner thereof; and

            (v) sell, transfer, assign, grant an option or options to purchase or otherwise dispose of or deal in all or any part of the Collateral in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere, upon such terms as shall be



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                  commercially reasonable, subject to applicable law (including without limitation compliance by the Bank with applicable securities laws).

       (c) The Bank may exercise any of its rights and remedies in respect of the Collateral independently or in combination and at any time and from time to time once the Bank is entitled to enforce the security constituted hereby pursuant to Section 9(a) hereof. The exercise of any particular right or remedy in respect of the Collateral shall not preclude the further exercise of that or any other right or remedy available pursuant to this Agreement or the Loan Agreement.

9.          PLEDGOR A TRUSTEE

            Any income, dividends, distributions and accretions upon, to or of the Collateral received by the Pledgor at any time after the enforcement of the security constituted hereby shall be received by the Pledgor as trustee for the Bank and shall be forthwith paid over to the Bank to be dealt with on the terms hereof.

10.         REPRESENTATIONS AND WARRANTIES AND COVENANT

            The Pledgor represents and warrants to the Bank, and acknowledges that the Bank is relying on such representations and warranties, that as of the date hereof the Pledgor is the beneficial and registered owner of the shares constituting the Collateral, free and clear of all encumbrances apart from the charge, pledge and security interest created in this Agreement.

11.         RESTRICTIONS

            In addition to the covenants set out elsewhere in this Agreement, the Pledgor covenants and agrees with the Bank that, except as expressly permitted or contemplated by this Agreement or as permitted by the prior written consent of the Bank, it will not

       (i) No Sale: sell, exchange, release, abandon, transfer or otherwise dispose of the Collateral or the legal or beneficial ownership thereof; or

       (ii) No Further Encumbrances: grant, create or permit to exist any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) with respect to the Collateral except in favor of the Bank.

12.         NOTICES

       (a) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement will be in writing and will be effectively given and made if (i) delivered personally, (ii) delivered by prepaid courier service or certified or registered mail, return receipt requested, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:




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                  (1)      if to the Bank, to:

                           Mr. Ronald Jost
                           Executive Director
                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue - 6th Floor
                           New York, New York  10017
                           Fax:   (212) 856-6098
                           Phone: (212) 856-6591

                  with a copy to:

                           Mr. Alexander Bakal
                           Executive Director, Financial Products
                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           5th floor
                           New York, N.Y. 10017
                           Fax:   (212) 856-6526
                           Phone: (212) 885-4349

                  (2)      if to the Pledgor, to:

                           J.R. Simplot Company
                           999 Main Street - Ste. 1300
                           Boise, Idaho  83702
                           Fax:   (208) 389-7295
                           Phone: (208) 389-2110

                           Attn:  Treasurer

                           and

                           Ronald Graves, Esq.
                           J.R. Simplot Company
                           999 Main Street - Ste. 1300
                           Boise, Idaho  83702
                           Fax:   (208) 389-7464
                           Phone: (208) 389-7312

                  with a copy to:




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                           Jacques K. Meguire, Esq.
                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, Illinois 60606
                           Fax:   (312) 876-7934
                           Phone: (312) 876-8000

       (b) Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. If so delivered, faxed or sent on or after 4:30 p.m. on such day, such communication will be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail will be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

       (c) Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.

13.         COVENANT OF THE BANK

            The Bank shall hold the Collateral in accordance with the terms of this Agreement.

14.         FURTHER ASSURANCES

            The Pledgor shall from time to time forthwith on the Bank's request, do make and execute all such documents, acts, matters and things as may be required by the Bank with respect to this Agreement or any part hereof or as may be required by the Bank to give effect to these presents. Once the Bank is entitled to enforce the security interest constituted hereby pursuant to Section 9(a) hereof, an officer of the Bank may, without further approval or authorization of the Pledgor, be constituted and appointed by the Pledgor the true and lawful attorney of the Pledgor irrevocable with full power of substitution to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Pledgor whenever and wherever it may be deemed necessary or expedient for the purposes of enforcing this Agreement or protecting the security created hereby.




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15.         GENERAL

       (a) The Bank may grant extensions of time and other indulgences, take and give up security, accept compositions and otherwise deal with the Pledgor and with other persons without prejudice to the rights of the Bank hereunder and without limitation to the debts, liabilities and obligations secured or to the security constituted hereby.

       (b) The security constituted hereby is taken in addition to and not in substitution for and is independent of any other security taken by or granted to the Bank by the Pledgor or any other person.

       (c) The Bank may expend funds in connection with the protection of or enforcement of the security constituted hereby (including without limitation reasonable fees and disbursements of counsel. All such funds shall be added to and form part of the Liabilities, and in case of the enforcement of the security constituted hereby shall be deducted from and limited to the proceeds of any such enforcement, and may be applied in the discretion of the Bank to such part or parts of the Liabilities as to the Bank seems best.

       (d) Any provision in this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

       (e) No waiver of any of the provisions of this Agreement shall be effective unless given in writing by the party against which the same is to be asserted.

       (f) Headings have been inserted in this Agreement for reference only, and shall not define, limit or enlarge the construction or interpretation hereof.

       (g) This Agreement and the rights of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of State of New York, without reference to conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law).





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       IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      J.R. SIMPLOT COMPANY
                                      By: /s/ DENNIS R. MOGENSEN
                                         ---------------------------------------
                                      Name:   Dennis R. Mogensen
                                      Title:  Sr. Vice-President

                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE,
                                         Acting through its New York Agency


                                      By: /s/ RONALD JOST
                                         ---------------------------------------
                                      Name:   Ronald Jost
                                      Title:  Executive Director



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